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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                        --------------------

                                                        1997           1996
                                                        ----           ----

PRIMARY:
Weighted average shares outstanding                  7,836,097       4,443,617
Common Stock Equivalents - based on the
   treasury stock method using average
   market price                                              0         163,156
                                                    ----------      ----------

Totals                                               7,836,097       4,606,773
                                                    ==========      ==========

Net income (loss) available to common
    stockholders                                    $ (811,099)     $  311,211
                                                    ===========     ==========

PRIMARY PER SHARE AMOUNTS:

Net income (loss) available to
   common stockholders                              $    (0.10)     $    0.07
                                                    ==========      =========


FULLY DILUTED:
Weighted average shares outstanding                  7,836,097       4,443,617
Common Stock Equivalents - based on the
   treasury stock method using quarter-end
   market price which is greater than average
   market price                                              0         193,380
                                                    ----------      ----------

Totals                                               7,836,097       4,636,997
                                                    ==========      ==========

Net income (loss) available to
   common stockholders                              $ (811,099)     $  311,211
                                                    ===========     ==========

FULLY DILUTED PER SHARE AMOUNTS:

Net income (loss) available to
   common stockholders                              $   (0.10)      $    0.07
                                                    ==========      =========


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